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                                                                     EXHIBIT 5.2


Barristers & Solicitors                          MCCARTHY TETRAULT LLP
Patent & Trade-mark Agents                       P.O. Box 10424, Pacific Centre
                                                 Suite 1300, 777 Dunsmuir Street
                                                 Vancouver BC V7Y 1K2
                                                 Canada
MCCARTHY TETRAULT                                Telephone: 604 643-7100
                                                 Facsimile: 604 643-7900
                                                 www.mccarthy.ca


May 31, 2002


We refer to the Registration Statement on Form F-9 and related Prospectus of Methanex Corporation (the "Corporation") dated as of May 31, 2002 for the registration of Senior Notes of the Corporation.

We hereby consent to the use of our firm name under the heading "Legal Matters" and the reference to our advice under the heading "Description of the Notes -- Enforceability of Judgements" in such prospectus.



Yours truly,


/s/ McCarthy Tetrault LLP













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